SUNOCO 3Q10 EARNINGS, PAGE 1

Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact:                                                                                              For release: IMMEDIATELY

Thomas Golembeski (media) 215-977-6298

Clare McGrory (investors) 215-977-6764

No. 27 -10

SUNOCO REPORTS THIRD QUARTER 2010 RESULTS

Fuels businesses report profit on strength of retail and logistics operations

PHILADELPHIA, October 28, 2010 — Sunoco, Inc. (NYSE: SUN) today reported net income attributable to Sunoco shareholders of $65 million ($.54 per share diluted) for the third quarter of 2010 versus a net loss attributable to Sunoco shareholders of $312 million ($2.67 per share diluted) for the third quarter of 2009. Excluding special items, Sunoco had income of $27 million ($.22 per share diluted) for the third quarter of 2010 versus a 2009 third quarter loss of $34 million ($.29 per share diluted). Highlights of the third quarter include:

•	Retail and Logistics contributed income of $67 million

•	SunCoke Energy earned income of $33 million

•	Refining and Supply reported a loss of $44 million

•	Sunoco Logistics Partners L.P. (NYSE: SXL) completed acquisitions totaling $243 million

•	Separation of the coke business remains on track

For the first nine months of 2010, Sunoco reported net income attributable to Sunoco shareholders of $147 million ($1.22 per share diluted) versus a net loss attributable to Sunoco shareholders of $355 million ($3.04 per share diluted) for the first nine months of 2009.

“We were profitable on the strength of our retail, logistics, and coke operations – areas we have targeted for future growth,” said Lynn L. Elsenhans, Sunoco’s Chairman and Chief Executive Officer. “Despite posting a loss, our Refining and Supply segment’s year-over-year improvement in financial performance reflects our continued focus on the fundamentals: margin capture, sustainably lowering our breakeven

SUNOCO 3Q10 EARNINGS, PAGE 2

cost per barrel, and running our facilities safely and reliably. While transportation fuels will likely face continued weak demand, abundant supply, and pressured margins for the foreseeable future, our strong balance sheet and a brand and logistics led strategy that is focused on higher growth leave us well positioned going forward.”

Commenting on the coke business, Elsenhans said, “With $33 million in income, SunCoke Energy’s record of strong performance continues. Our plans to separate SunCoke from Sunoco in the first half of 2011 are on track and progressing well, as demonstrated by the recent hiring of Fritz Henderson to be its CEO and announced relocation of SunCoke’s headquarters to a major metropolitan area better able to support a high-growth international business.”

DETAILS OF THIRD QUARTER RESULTS

FUELS BUSINESS RESULTS

Refining and Supply – Continuing Operations

Refining and Supply had a loss from continuing operations of $44 million in the third quarter of 2010 versus a loss of $118 million in the third quarter of 2009. The improved results were primarily due to higher realized margins and lower expenses. The overall crude utilization rate was 94 percent for the quarter, well above the utilization rate of 74 percent in the third quarter of 2009. Lower expenses were largely the result of cost reductions related to the business improvement initiative carried out during the last three quarters of 2009 and the closure of the Eagle Point refinery in the fourth quarter of 2009.

Retail Marketing

Retail Marketing earned $41 million in the current quarter versus $49 million in the third quarter of 2009. The decrease in earnings was largely due to lower average retail gasoline and distillate margins partially offset by lower expenses.

Logistics

Logistics earned $26 million in the third quarter of 2010 versus $19 million in the third quarter of 2009. The increase in earnings was primarily driven by higher lease acquisition results driven largely by improved contango profits and additional earnings attributable to acquisitions and organic growth projects.

On July 1, 2010, Sunoco Logistics Partners L.P. acquired Texon’s butane blending business for $152 million including $11 million of inventory. This business consists of patented technology for sophisticated blending of butane into gasoline, contracts with several large terminal operators currently utilizing the patented technology, butane inventories, and other related assets. The Partnership also increased its ownership

SUNOCO 3Q10 EARNINGS, PAGE 3

interests in Mid-Valley Pipeline Company (“Mid-Valley”), West Texas Gulf Pipe Line Company (“West Texas Gulf”) and West Shore Pipe Line Company during the third quarter of 2010 for an aggregate purchase price of $91 million. In connection with the acquisitions, Logistics recognized a $37 million after-tax gain attributable to Sunoco shareholders from the remeasurement of its pre-acquisition equity interests in Mid-Valley and West Texas Gulf to fair value. This gain was included in special items in the third quarter of 2010.

Chemicals – Continuing Operations

Chemicals reported income from continuing operations of $3 million in the third quarter of 2010 versus a loss of $2 million in the third quarter of 2009. The improvement in results was primarily due to higher sales volumes.

Chemicals – Discontinued Operations

Discontinued polypropylene operations, which were divested on March 31, 2010, had income of $1 million in the third quarter of 2009.

COKE BUSINESS RESULTS

Coke earned $33 million in the third quarter of 2010 versus $35 million in the third quarter of 2009. The decrease in earnings was attributable to lower results from the Jewell coal and coke operations which were substantially offset by higher results from the other U.S. coke facilities. The decline at the Jewell operations was primarily due to lower coal and coke prices. The improvement at the other U.S. facilities was driven by higher margins and volumes, including results from the Granite City facility which commenced operations in the fourth quarter of 2009.

OTHER

Corporate administrative expenses were $17 million after tax in the third quarter of 2010 versus $6 million after tax in the third quarter of 2009. Corporate expenses increased primarily due to incentive compensation accruals stemming from the Company’s improved financial performance versus 2009 and the absence of a $5 million favorable income tax consolidation adjustment recognized in the third quarter of 2009.

Net Financing Expenses and Other – Net financing expenses and other were $15 million after tax in the third quarter of 2010 versus $12 million after tax in the third quarter of 2009. The increase was primarily due to lower capitalized interest and higher debt expense primarily attributable to borrowings of Sunoco Logistics associated with their growth capital.

SPECIAL ITEMS

During the third quarter of 2010, Sunoco recognized a $37 million after-tax gain attributable to Sunoco shareholders from the remeasurement of its pre-acquisition interests in Sunoco Logistics equity investments to fair value, recorded an $8 million after-tax provision for pension settlement losses and

SUNOCO 3Q10 EARNINGS, PAGE 4

recognized a $9 million after-tax gain on an insurance settlement related to MTBE coverage. The total net impact of special items during the third quarter of 2010 was a gain of $38 million after tax.

During the third quarter of 2009, Sunoco recorded a $278 million after-tax provision in connection with the permanent shut down of all process units at the Eagle Point refinery in the fourth quarter of 2009, of which $254 million was attributable to non-cash charges; recorded a $14 million after-tax charge in connection with the business improvement initiative attributable to a non-cash provision for pension and postretirement settlement losses; recorded a $12 million after-tax non-cash provision to write down to estimated fair value certain other assets in the Refining and Supply business; and recognized a $26 million after-tax gain on divestment of the retail heating oil and propane distribution business. The total net impact of special items during the third quarter of 2009 was a charge of $278 million after tax.

Sunoco is a leading transportation fuel provider, with operations located primarily in the East Coast and Midwest regions of the United States. The Company operates more than 4,800 branded retail locations that market transportation fuels and convenience store merchandise in 23 states. This retail network is principally supplied by Sunoco-owned refineries with a combined crude oil processing capacity of 675,000 barrels per day. Sunoco is also the General Partner and has a 31-percent interest in Sunoco Logistics Partners, L.P., a publicly traded master limited partnership which owns and operates 7,600 miles of refined product and crude oil pipelines and approximately 40 active product terminals. Many of Sunoco Logistics' pipelines and terminals and storage facilities are integrated with Sunoco's retail network and refineries. Through SunCoke Energy, Sunoco makes high-quality metallurgical-grade coke for major steel manufacturers. The company's facilities in the U.S. have the capacity to manufacture approximately 3.67 million tons of metallurgical-grade coke annually. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the third quarter's results can monitor the Company's quarterly teleconference call, which is scheduled for 5:30 p.m. ET on October 28, 2010. It can be accessed through Sunoco's website – www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of

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the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

-END OF TEXT, CHARTS FOLLOW-

SUNOCO 3Q10 EARNINGS, PAGE 6

Sunoco, Inc.

2010 Third Quarter and Nine-Month Financial Summary

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

Third Quarter	2010	2009*
Revenues	$9,479	$8,450
Net Income (Loss)	$172	$(286)
Less: Net Income Attributable to Noncontrolling Interests	107	26

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$65	$(312)

Net Income (Loss) Attributable to Sunoco, Inc.
Shareholders Per Share of Common Stock:
Basic	$.54	$(2.67)
Diluted	$.54	$(2.67)**
Weighted-Average Number of Shares
Outstanding (In Millions):
Basic	120.6	116.9
Diluted	120.8	116.9 **
Nine Months
Revenues	$27,257	$21,700
Net Income (Loss)	$310	$(256)
Less: Net Income Attributable to Noncontrolling Interests	163	99

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$147	$(355)

Net Income (Loss) Attributable to Sunoco, Inc.
Shareholders Per Share of Common Stock:
Basic	$1.23	$(3.04)
Diluted	$1.22	$(3.04)**
Weighted-Average Number of Shares
Outstanding (In Millions):
Basic	120.0	116.9
Diluted	120.1	116.9 **

*	Reclassified to treat the polypropylene chemicals business that was sold on March 31, 2010 as a discontinued operation.
**	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO 3Q10 EARNINGS, PAGE 7

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended
	September 30		June 30
	2010	2009	2010
Refining and Supply:
Continuing operations	$(44)	$(118)	$86
Discontinued operations	—	—	—
Retail Marketing	41	49	45
Logistics	26	19	20
Chemicals:
Continuing operations	3	(2)	5
Discontinued operations	—	1	—
Coke	33	35	41
Corporate and Other:
Corporate expenses	(17)	(6)	(20)
Net financing expenses and other	(15)	(12)	(19)

	27	(34)	158
Special items	38	(278)	(13)

Net income (loss) attributable to Sunoco, Inc. shareholders	$65	$(312)	$145

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.22	$(.29)	$1.31
Special items	.32	(2.38)	(.11)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.54	$(2.67)	$1.20

SUNOCO 3Q10 EARNINGS, PAGE 8

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Nine Months Ended September 30
	2010	2009
Refining and Supply:
Continuing operations	$—	$(181)
Discontinued operations	—	3
Retail Marketing	107	65
Logistics	63	75
Chemicals:
Continuing operations	11	(17)
Discontinued operations	21	12
Coke	111	102
Corporate and Other:
Corporate expenses	(60)	(32)
Net financing expenses and other	(51)	(33)

	202	(6)
Special items	(55)*	(349)**

Net income (loss) attributable to Sunoco, Inc. shareholders	$147	$(355)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$1.68	$(.05)
Special items	(.46)	(2.99)

Net income (loss) attributable to Sunoco, Inc. shareholders	$1.22	$(3.04)

*	Includes a $44 million net after-tax loss recognized in connection with the divestment of the polypropylene chemicals business.
**	Includes a $20 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations and $3 and $4 million after-tax provisions for asset write-downs and other matters attributable to the Tulsa refining operations and polypropylene chemicals business, respectively.

SUNOCO 3Q10 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30		June 30	September 30
	2010	2009*	2010	2010	2009*
REFINING AND SUPPLY
Income (Loss) (Millions of Dollars)	$(44)	$(118)	$86	$—	$(181)
Realized Wholesale Margin** (Per Barrel of Production Available for Sale)	$3.88	$2.72	$7.34	$5.13	$4.23
Market Benchmark*** (Per Barrel)	$4.87	$4.57	$6.51	$5.68	$5.44
Crude Inputs as Percent of Crude Unit Rated Capacity+	94	74	92	88	76
Throughputs (Thousand Barrels Daily):
Crude Oil	631.6	613.3	617.5	594.5	628.1
Other Feedstocks	52.1	66.4	50.2	53.7	71.9

Total Throughputs	683.7	679.7	667.7	648.2	700.0

Products Manufactured (Thousand Barrels Daily):
Gasoline	357.9	346.0	343.1	336.0	355.4
Middle Distillates	250.1	219.3	244.5	232.4	227.4
Residual Fuel	35.4	61.5	39.5	36.6	61.5
Petrochemicals	25.6	25.7	20.9	23.5	27.6
Other	45.6	49.2	48.5	48.6	55.1

Total Production	714.6	701.7	696.5	677.1	727.0
Less: Production Used as Fuel in Refinery Operations	33.1	32.5	32.3	31.3	34.3

Total Production Available for Sale	681.5	669.2	664.2	645.8	692.7

*	Excludes amounts attributable to the Tulsa refinery, which was sold to Holly Corporation on June 1, 2009.
**	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
***	Represents a weighted-average refinery benchmark margin comprised of a 6-3-2-1 Value-Added Benchmark relating to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark relating to the Toledo refinery (20% weight).
+	Reflects the impact of a 150 thousand barrels-per-day reduction in crude unit capacity in November 2009 attributable to the shutdown of the Eagle Point refinery.

SUNOCO 3Q10 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30		June 30	September 30
	2010	2009	2010	2010	2009
RETAIL MARKETING
Income (Millions of Dollars)	$41	$49	$45	$107	$65
Retail Margin* (Per Barrel):
Gasoline	$4.40	$5.48	$4.81	$4.33	$3.72
Middle Distillates	$3.27	$4.92	$3.79	$3.48	$6.96
Sales (Thousand Barrels Daily):
Gasoline	303.1	294.9	295.7	290.2	292.4
Middle Distillates	30.2	29.5	29.9	28.1	32.1

	333.3	324.4	325.6	318.3	324.5

Total Retail Gasoline Outlets, End of Period	4,829	4,704	4,743	4,829	4,704
Gasoline and Diesel Throughput per Company- Owned or Leased Outlet (M Gal/Site/Month)	148	156	159	152	151
Convenience Stores:
Total Stores, End of Period	573	627	577	573	627
Merchandise Sales (M$/Store/Month)	$117	$104	$104	$103	$91
Merchandise Margin (Company Operated) (% of Sales)	28%	27%	27%	27%	28%

*        Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

LOGISTICS
Income (Millions of Dollars)	$26	$19	$20	$63	$75
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,929	1,378	1,799	1,823	1,456
Affiliated Customers	1,268	1,445	1,267	1,258	1,448

	3,197	2,823	3,066	3,081	2,904

* Excludes joint-venture operations which are not consolidated.
CHEMICALS*
Income (Loss) (Millions of Dollars)	$3	$(2)	$5	$11	$(17)
Margin** (Cents per Pound):	7.6	7.3	8.9	8.7	7.4
Sales (Millions of Pounds):	567	483	554	1,570	1,317

*	Consists of the phenol and related products operations but excludes amounts attributable to the polypropylene chemicals business, which was sold to Braskem S.A. on March 31, 2010.
**	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

SUNOCO 3Q10 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30				June 30	September 30
	2010		2009		2010	2010		2009
COKE

Income (Millions of Dollars)	$33		$35		$41	$111		$102
Coke Production (Thousands of Tons):
United States*	953		715		883	2,677		2,090
Brazil	431		321		422	1,266		883

* Includes amounts attributable to a 650 thousand tons-per-year cokemaking facility at SunCoke Energy’s Granite City site which commenced operations in the fourth quarter of 2009.

CAPITAL PROGRAM (Millions of Dollars)

Refining and Supply:
Continuing operations	$34		$120		$52	$195		$323
Discontinued operations	—		—		—	—		3
Retail Marketing	33		20		16	56		48
Logistics	280	*	88	**	50	357	*	158	**
Chemicals:
Continuing operations	3		4		4	12		12
Discontinued operations	—		4		—	3		11
Coke	72		50		58	140		188

	$422		$286		$180	$763		$743

* Includes acquisition of butane blending business and additional ownership interests in pipeline joint ventures totaling $243 million.
** Includes acquisition of crude oil pipeline and refined product terminalling assets totaling $50 million

DEPRECIATION, DEPLETION AND AMORTIZATION* (Millions of Dollars)

Refining and Supply	$69		$64		$68	$199		$213	**
Retail Marketing	22		21		23	65		71
Logistics	15		13		13	42		36
Chemicals	7		7		7	21		21
Coke	15		9		11	37		24

	$128		$114		$122	$364		$365

*        Excludes amounts attributable to the polypropylene chemicals business and Tulsa refinery for all periods presented. The polypropylene chemicals business was sold to Braskem S.A. on March 31, 2010 and the Tulsa refinery was sold to Holly Corporation on June 1, 2009 and, as a result, have been classified as discontinued operations in the Company’s consolidated statements of operations.

** Includes $19 million attributable to the write-off of certain assets at the Marcus Hook refinery as a result of a fire at this facility in May 2009.

SUNOCO 3Q10 EARNINGS, PAGE 12

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2009
	1st	2nd	3rd	4th	Total
Refining and Supply:
Continuing operations	$14	$(77)	$(118)	$(135)	$(316)
Discontinued operations	9	(6)	—	—	3
Retail Marketing	6	10	49	21	86
Logistics	30	26	19	22	97
Chemicals:
Continuing operations	(12)	(3)	(2)	4	(13)
Discontinued operations	8	3	1	2	14
Coke	25	42	35	78	180
Corporate and Other:
Corporate expenses	(11)	(15)	(6)	(6)	(38)
Net financing expenses and other	(10)	(11)	(12)	(17)	(50)

	59	(31)	(34)	(31)	(37)
Special Items:
Continuing operations	(40)	(44)	(278)	36	(326)
Discontinued operations*	(7)	20	—	21	34

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.50	$(.27)	$(.29)	$(.27)	$(.32)
Special items	(.40)	(.20)	(2.38)	.49	(2.49)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.10	$(.47)	$(2.67)	$.22	$(2.81)

*	Consists of $4 and $3 million after-tax provisions for asset write-downs and other matters attributable to the polypropylene chemicals operations and the Tulsa refinery, respectively, in the first quarter of 2009 and $20 and $21 million net after-tax gains recognized in connection with the divestment of the Tulsa refining operations in the second quarter and fourth quarter of 2009, respectively.

SUNOCO 3Q10 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2010
	1st	2nd	3rd
Refining and Supply:
Continuing operations	$(42)	$86	$(44)
Discontinued Tulsa operations	—	—	—
Retail Marketing	21	45	41
Logistics	17	20	26
Chemicals:
Continuing operations	3	5	3
Discontinued operations	21	—	—
Coke	37	41	33
Corporate and Other:
Corporate expenses	(23)	(20)	(17)
Net financing expenses and other	(17)	(19)	(15)

	17	158	27

Special Items:
Continuing operations	(36)	(13)	38
Discontinued operations	(44)*	—	—

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.14	$1.31	$.22
Special items	(.67)	(.11)	.32

Net income (loss) attributable to Sunoco, Inc. shareholders	$(.53)	$1.20	$.54

*	Consists of a net loss recognized in connection with the divestment of the polypropylene chemicals business.

SUNOCO 3Q10 EARNINGS, PAGE 14

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2009*
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$5,945	$7,271	$8,389	$8,666	$30,271
Interest income	1	3	1	—	5
Other income, net	6	24	60	26	116

	5,952	7,298	8,450	8,692	30,392

COSTS AND EXPENSES
Cost of products sold and operating expenses	4,936	6,355	7,464	7,782	26,537
Consumer excise taxes	569	605	630	583	2,387
Selling, general and administrative expenses	168	158	180	165	671
Depreciation, depletion and amortization	116	135	114	119	484
Payroll, property and other taxes	39	34	32	32	137
Provision for asset write-downs and other matters	67	75	511	34	687
Interest cost and debt expense	31	39	37	38	145
Interest capitalized	(10)	(12)	(12)	(5)	(39)

	5,916	7,389	8,956	8,748	31,009
Income (loss) from continuing operations before income tax benefit	36	(91)	(506)	(56)	(617)
Income tax benefit	(5)	(53)	(219)	(89)	(366)

Income (loss) from continuing operations	41	(38)	(287)	33	(251)
Income from discontinued operations	10	17	1	23	51

Net income (loss)	51	(21)	(286)	56	(200)
Less: Net income attributable to noncontrolling interests	39	34	26	30	129

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

*	Reclassified to treat the polypropylene chemicals business that was sold on March 31, 2010 and the Tulsa refinery that was sold on June 1, 2009 as discontinued operations.

SUNOCO 3Q10 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2010
	1st	2nd	3rd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,166	$9,572	$9,319
Interest income	—	1	3
Gain on remeasurement of pipeline equity interests	—	—	128
Other income, net	26	13	29

	8,192	9,586	9,479

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,311	8,350	8,300
Consumer excise taxes	530	608	617
Selling, general and administrative expenses	146	167	159
Depreciation, depletion and amortization	114	122	128
Payroll, property and other taxes	34	24	37
Provision for asset write-downs and other matters	45	22	(3)
Interest cost and debt expense	39	40	43
Interest capitalized	(3)	(3)	(4)

	8,216	9,330	9,277
Income (loss) from continuing operations before income tax expense (benefit)	(24)	256	202
Income tax expense (benefit)	(9)	80	30

Income (loss) from continuing operations	(15)	176	172
Loss from discontinued operations	(23)	—	—

Net income (loss)	(38)	176	172
Less: Net income attributable to noncontrolling interests	25	31	107

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65

SUNOCO 3Q10 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At September 30 2010	At December 31 2009
ASSETS
Cash and cash equivalents	$1,129	$377
Accounts and notes receivable, net	2,453	2,262
Inventories	869	635
Income tax refund receivable	—	394
Deferred income taxes	96	96

Total current assets	4,547	3,764

Investments and long-term receivables	164	179
Properties, plants and equipment, net	7,838	7,626
Deferred charges and other assets	396	326

Total assets	$12,945	$11,895

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$4,177	$3,806
Short-term borrowings	115	397
Current portion of long-term debt	178	6
Taxes payable	231	209

Total current liabilities	4,701	4,418

Long-term debt	2,254	2,061
Retirement benefit liabilities	545	778
Deferred income taxes	1,209	998
Other deferred credits and liabilities	562	521

Total liabilities	9,271	8,776

EQUITY
Sunoco, Inc. shareholders’ equity	2,920	2,557
Noncontrolling interests	754	562

Total equity	3,674	3,119

Total liabilities and equity	$12,945	$11,895

SUNOCO 3Q10 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Nine Months Ended September 30
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$310	$(256)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on divestment of discontinued polypropylene operations	169	—
Gain on remeasurement of pipeline equity interests	(128)	—
Gain on divestment of discontinued Tulsa operations	—	(34)
Gain on divestment of retail heating oil and propane distribution business	—	(44)
Provision for asset write-downs and other matters	64	665
Depreciation, depletion and amortization	367	393
Deferred income tax expense (benefit)	(14)	(214)
Payments less than (in excess of) expense for retirement plans*	(124)	16
Changes in working capital pertaining to operating activities	278	(534)
Other	(5)	1

Net cash provided by (used in) operating activities	917	(7)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(520)	(693)
Acquisitions	(243)	(50)
Proceeds from divestments:
Polypropylene operations	348	—
Tulsa refinery and related inventory	—	157
Other	41	164
Other	(21)	(4)

Net cash used in investing activities	(395)	(426)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments of) short-term borrowings	(282)	193
Net proceeds from issuance of long-term debt	1,107	898
Repayments of long-term debt	(738)	(654)
Net proceeds from sale/issuance of Sunoco Logistics Partners L.P. limited partnership units	289	110
Cash distributions to noncontrolling interests	(92)	(69)
Cash dividend payments	(54)	(105)
Other	—	(2)

Net cash provided by financing activities	230	371

Net increase (decrease) in cash and cash equivalents	752	(62)
Cash and cash equivalents at beginning of period	377	240

Cash and cash equivalents at end of period	$1,129	$178

*	Payments for the nine months ended September 30, 2010 exclude 3.59 million shares of Sunoco common stock valued at $90 million that were contributed to the Company’s defined benefit plans in February 2010.

-END OF SUNOCO 3Q10 EARNINGS REPORT-